EXHIBIT 1.1

DERMA SCIENCES, INC.

UNDERWRITING AGREEMENT

Dated February 16, 2010

Rodman & Renshaw, LLC

Underwriting Agreement

February 16, 2010

Rodman & Renshaw, LLC
1251 Avenue of the Americas, 20th Floor
New York, NY 10020
Ladies and Gentlemen:

           Introductory.  Derma Sciences, Inc., a Pennsylvania corporation (the “Company”) proposes to issue and sell to the several underwriters listed on Schedule A hereto (each an “Underwriter” and collectively, the “Underwriters”) an aggregate of 972,000 shares (the “Firm Shares”) of its common stock, par value $.01 per share (“Common Stock) and warrants (collectively, the “Firm Warrants”) to purchase up to 324,000 shares of Common Stock (the “Warrant Shares”) at any time on or before February 16, 2015 (the “Warrant Expiration Date”) for.  All of the terms of the Firm Warrants are set forth in the form of warrant certificate (the “Warrant Certificate”) filed as an exhibit to the Registration Statement (as defined below).  In addition, the Company has granted the Underwriters an option to purchase up to an additional 145,800 shares of Common Stock (the “Option Shares”) and warrants to purchase 48,600 shares of Common Stock (the “Option Warrants” as provided in Section 2.  Unless specified to the contrary, all references herein to (i) “Shares” shall be deemed to include the Firm Shares and the Option Shares (to the extent the aforementioned option has been exercised); (ii) “Warrants” shall be deemed to include the Firm Warrants and the Option Warrants; (iii) “Warrant Shares” shall be deemed to refer to the shares of Common Stock issuable upon exercise of the Warrants; and (iv) “Securities” shall be deemed to include the Shares, the Warrants and the Warrant Shares.  Rodman & Renshaw, LLC is acting as representative of the Underwriters (the “Representative”) in connection with the offering and sale of the Securities.

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

           Section 1.  Representations and Warranties of the Company.

The Company represents, warrants and covenants to each Underwriter as follows:

(a)           Filing of the Registration Statement.  The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-163127), which contains a form of prospectus to be used in connection with the public offering and sale of the Securities. Such registration statement, as amended, including the financial statements, schedules and exhibits thereto, and the documents incorporated by reference in the prospectus contained in the registration statement at the time such registration statement became effective, in the form in which it was declared effective by the Commission under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), and including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A, Rule 430B or Rule 430C under the Securities Act, or pursuant to the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), is called the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement,” and from and after the date and time of filing of the Rule 462(b) Registration Statement the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The prospectus, in the form first filed pursuant to Rule 424(b) under the Securities Act after the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”), or, if no filing pursuant to Rule 424(b) under the Securities Act is required, the form of final prospectus relating to the Securities included in the Registration Statement at the effective date of the Registration Statement, is called the “Prospectus.” All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, the Company’s preliminary prospectus included in the Registration Statement (each a “Preliminary Prospectus”), the Prospectus, or any amendments or supplements to any of the foregoing, shall relate to the copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). Any reference herein to any Preliminary Prospectus or the Prospectus or any supplement or amendment to either thereof shall be deemed to refer to and include any documents incorporated by reference therein as of the date of such reference.

(b)           Compliance with Registration Requirements.  The Registration Statement has been declared effective by the Commission under the Securities Act. The Company has complied, to the Commission’s satisfaction, with all requests from the Commission for additional or supplemental information. No stop order preventing or suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect, and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

           Each Preliminary Prospectus and the Prospectus when filed complied or will comply in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical in content to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Securities other than with respect to any artwork and graphics that were not filed. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective and at all subsequent times until the expiration of the prospectus delivery period required under Section 4(3) of the Securities Act, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus (including any Prospectus wrapper), as amended or supplemented, as of its date and at all subsequent times until the Underwriters have completed their distribution of the offering of the Securities, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representative expressly for use therein, it being understood and agreed that the only such information furnished by the Representative consists of the information described as such in Section 8 hereof. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement that have not been described or filed as required.

(c)           Disclosure Package. The term “Disclosure Package” shall mean (i) a Preliminary Prospectus, as amended or supplemented; (ii) an issuer free writing prospectus as defined in Rule 433 of the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified on Schedule B hereto; (iii) the pricing terms set forth on Schedule C hereto; and (iv) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. As of 9:00 a.m. (Eastern time) on the date of this Agreement (the “Initial Sale Time”), the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in, or omissions from, the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of an Underwriter consists of the information described as such in Section 8(b) hereof.

(d)           Company Not Ineligible Issuer.  (i) At the time of filing the Registration Statement and (ii) as of the date of the execution and delivery of this Agreement (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 of the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 of the Securities Act that it is not necessary that the Company be considered an Ineligible Issuer.

(e)           Issuer Free Writing Prospectuses.  No Issuer Free Writing Prospectus includes any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by an Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8 hereof.

(f)           Offering Materials Furnished to Underwriter.  The Company has delivered to the Representative one complete manually signed copy of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and Preliminary Prospectuses and the Prospectus, as amended or supplemented, in such quantities and at such places as the Representative has reasonably requested.

(g)           Distribution of Offering Material by the Company.  The Company has not distributed and will not distribute, prior to the later of each Subsequent Closing Date (as defined below) and the completion of the Underwriters’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than a Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Representative and the Registration Statement.

(h)           The Underwriting Agreement.  This Agreement has been duly authorized (to the extent applicable), executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(i)           Authorization of the Securities; Validity of Warrants and the Representative’s Warrants.

(i)           The Shares and the shares of Common Stock issuable upon exercise of the Representative's Warrants described in Section 2(h)) have been duly authorized and reserved for issuance and sale pursuant to this Agreement and, in the case of the shares of Common Stock issuable on exercise of the Representative's Warrants, the terms thereof and, when so issued and delivered by the Company, will be validly issued, fully paid and nonassessable.

(ii)           The Warrants have been duly and validly authorized by all required corporate actions and will, when issued and delivered by the Company pursuant to this Agreement, be validly executed and delivered by, and will be valid and binding agreements of, the Company, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(iii)           The Representative's Warrants have been duly and validly authorized by all required corporate actions and will, when issued and delivered by the Company pursuant to this Agreement, be validly executed and delivered by, and will be valid and binding agreements of, the Company, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(iv)           The Warrant Shares have been duly authorized and reserved for issuance and sale pursuant to their terms and, when issued and delivered by the Company pursuant to their terms, will be validly issued, fully paid and nonassessable.

(vi)           The Warrants and the Representative's Warrants will, when issued, possess rights, privileges, and characteristics as represented in the most recent form of Warrant Certificate or Representative's Warrants, as the case may be, filed as an exhibit to the Registration Statement.

(j)           No Applicable Registration or Other Similar Rights.  Except as fairly and accurately described in the Registration Statement, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

(k)           No Material Adverse Change.  Except as otherwise disclosed in the Disclosure Package, subsequent to the respective dates as of which information is given in the Disclosure Package:  (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company (any such change is called a “Material Adverse Change”); (ii) the Company has not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company in respect of its capital stock.

(l)           Independent Accountants.  Ernst & Young LLP, who has expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) filed with the Commission as a part of the Registration Statement and included in the Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the Securities Act and the Exchange Act.

(m)           Preparation of the Financial Statements.  Each of the historical financial statements filed with the Commission as a part of or incorporated by reference in the Registration Statement, and included or incorporated by reference in the Disclosure Package and the Prospectus, presents fairly the information provided as of and at the dates and for the periods indicated. Such financial statements comply as to form with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement. Each item of historical or pro forma financial data relating to the operations, assets or liabilities of the Company and its predecessor set forth in summary form in each of the Preliminary Prospectus and the Prospectus fairly presents such information on a basis consistent with that of the complete financial statements contained in the Registration Statement.

(n)           Incorporation and Good Standing; Subsidiaries.  The Company and each of its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement. The Company and each of its subsidiaries is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. Except as set forth in the Registration Statement, the Company and each of its subsidiaries does not own or control, directly or indirectly, any corporation, association or other entity.

(o)           Capitalization and Other Capital Stock Matters.  The authorized, issued and outstanding capital stock of the Company is as set forth in each of the Disclosure Package and the Prospectus under the caption “Capitalization” (other than for subsequent issuances, if any, pursuant to employee benefit plans described in each of the Disclosure Package and the Prospectus or upon exercise of outstanding options or warrants described in the Disclosure Package and Prospectus, as the case may be). The Shares conform, and, when issued and delivered as provided in this Agreement, the Warrants, the Representative’s Warrants will comply, in all material respects, to the description thereof contained in each of the Disclosure Package and Prospectus. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company other than those accurately described in the Disclosure Package and the Prospectus. The description of the Company’s stock option, stock purchase and other stock plans or arrangements, and the options or other rights granted thereunder, set forth or incorporated by reference in each of the Disclosure Package and the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

(p)           Quotation.  The Common Stock is currently listed on the NASDAQ Stock Market and quoted under the symbol “DSCI”.  The Company has taken no action designed to, or likely to have the effect of, causing the Common Stock to cease being quoted on the NASDAQ Stock Market.  The Company has not received any notice that the Common Stock is no longer eligible for quotation on the NASDAQ Stock Market and the Company has not taken any action and is not aware of any facts that would cause the Common Stock to cease being quoted on the NASDAQ Stock Market.

(q)           Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required.  The Company is not in violation of its charter or bylaws or in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which it is a party or by which it may be bound (including, without limitation, such agreements and contracts filed as exhibits to the Registration Statement or to which any of the property or assets of the Company is subject (each, an “Existing Instrument”)), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Disclosure Package and the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or bylaws of the Company; (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change; and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Disclosure Package and the Prospectus, except the registration or qualification of the Securities under the Securities Act and applicable state securities or blue sky laws and from the Financial Industry Regulatory Authority, Inc. (the “FINRA”).

(r)           No Material Actions or Proceedings.  Except as otherwise disclosed in the Disclosure Package and the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company’s knowledge, threatened (i) against or affecting the Company; (ii) which have as the subject thereof any officer or director (in such capacities) of, or property owned or leased by, the Company; or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. No material labor dispute with the employees of the Company exists or, to the best of the Company’s knowledge, is threatened or imminent except for such disputes as would not, individually or in the aggregate, result in a Material Adverse Change.

(s)           Intellectual Property Rights.  The Company owns or possesses sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct its businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. The Company has not received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Change. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Disclosure Package and the Prospectus and are not described in all material respects. None of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or, to the Company’s knowledge, any of its officers, directors or employees or otherwise in violation of the rights of any persons.

(t)           All Necessary Permits, etc. Except as otherwise disclosed in the Disclosure Package and the Prospectus and except as would not result in a Material Adverse Change, the Company possesses such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct its businesses, and the Company has not received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change.

(u)           Title to Properties.  The Company has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(m) above (or elsewhere in the Disclosure Package and the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company. The real property, improvements, equipment and personal property held under lease by the Company are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company.

(v)           Tax Law Compliance.  The Company has filed all necessary federal, state, local and foreign income and franchise tax returns and has paid all taxes required to be paid by it and, if due and payable, any related or similar assessment, fine or penalty levied against it. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(m) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company has not been finally determined.

(w)           Company Not an “Investment Company.”  The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not, and after receipt of payment for the Securities and the application of the proceeds thereof as contemplated under the caption “Use of Proceeds” in each of the Preliminary Prospectus and the Prospectus will not be, an “investment company” within the meaning of the Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

(x)           Insurance.  The Company is insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as the Company reasonably believes are adequate and customary for its business including, but not limited to, policies covering real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and earthquakes. The Company reasonably believes that it will be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. The Company has not been denied any insurance coverage which it has sought or for which it has applied.

(y)           No Price Stabilization or Manipulation.  The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of any of the Securities. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Company’s Common Stock in accordance with Regulation M under the Exchange Act.

(z)           Related Person Transactions.  There are no business relationships or related-person transactions involving the Company or any other person required to be described in the Preliminary Prospectus or the Prospectus that have not been described as required.

(aa)         Disclosure Controls and Procedures.  The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), which (i) are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) will be evaluated for effectiveness as of the end of each fiscal quarter and fiscal year of the Company; and (iii) are effective in all material respects to perform the functions for which they were established. The Company is not aware of (a) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

(bb)         Company’s Accounting System.  The Company maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(cc)         No Brokerage.  There are no claims for commissions, finder’s fees or any other payment in connection with or contingent upon the closing of transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Company, except as described herein.

(dd)        Compliance with Environmental Laws.  Except as would not, individually or in the aggregate, result in a Material Adverse Change (i) the Company is not in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environment Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company, now or in the past (collectively, “Environmental Claims”), pending or, to the best of the Company’s knowledge, threatened against the Company or any person or entity whose liability for any Environmental Claim the Company has retained or assumed either contractually or by operation of law; and (iii) to the best of the Company’s knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company or against any person or entity whose liability for any Environmental Claim the Company has retained or assumed either contractually or by operation of law.

(ee)         ERISA Compliance.  The Company and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company or its “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA.  “ERISA Affiliate” means, with respect to the Company, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates. No “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company nor any of its ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, or any of its ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(ff)          Corporate Governance.  The Company has adopted organizational structures and policies sufficient to comply with the requirements of NASDAQ’s corporate governance standards in effect as of the date hereof (collectively, the “NASDAQ Corporate Governance Standards”). Without limiting the generality of the foregoing, the Company’s Board of Directors has validly appointed an Audit Committee, a Nominating and Governance Committee and a Compensation Committee (collectively, the “Committees”), whose composition satisfies the requirements of the NASDAQ Corporate Governance Standards. The Board of Directors and the Committees have each adopted a charter governing the respective activities of each such Committee that satisfies the requirements of the NASDAQ Corporate Governance Standards. The Committees have each acted in accordance with the provisions of their respective charters, as amended from time to time.

(gg)        Compliance with Sarbanes-Oxley Act of 2002.  The Company and, to the best of its knowledge, its officers and directors are in compliance with applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) that are effective and are actively taking steps to ensure that they will be in compliance with other applicable provisions of the Sarbanes-Oxley Act upon the effectiveness of such provisions, including, without limitation, Section 402 related to loans, Section 404 related to management’s assessment of the Company’s internal controls and its independent public accounting firm’s attestation related thereto, and Sections 302 and 906 related to certifications.

(hh)        Unlawful Payments.  The Company or any other person associated with or acting on behalf of the Company including, without limitation, any director, officer, agent or employee of the Company, has not, directly or indirectly, while acting on behalf of the Company (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment.

(ii)           Compliance with Money Laundering Laws.  The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the USA Patriot Act, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending, or to the best knowledge of the Company, threatened.

(jj)           OFAC Sanctions.  The Company is not nor, to the knowledge of the Company, is any director, officer, agent, employee or affiliate of the Company currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(kk)         Offerings of Securities.  Except as described in the Registration Statement, the Company has not sold or issued any securities during the three-year period preceding the date of filing of the Registration Statement, including any sales pursuant to Rules 144A or 701 under, or Regulations D or S of, the Securities Act.

(ll)           Offerings of Securities in this Offering.  In connection with this offering, the Company has not offered and will not offer its Common Stock or any other securities convertible into or exchangeable or exercisable for Common Stock in a manner in violation of the Securities Act; and the Company has not distributed and will not distribute any offering material in connection with the offer and sale of the Securities, except for the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or the Registration Statement.

(mm)      Material Understandings, Generally.  Except as fairly described in the Prospectus and the Disclosure Package, the Company has not made a determination to take any action and is not a party to any understanding, whether or not legally binding, with any other person with respect to the taking of any action that, if known to prospective purchasers of the Securities, would be likely to affect their assessment of the value or prospects of the Company or their decision to invest in the Securities.

(nn)        Blue Sky.  The Securities are qualified for sale in each jurisdiction listed on Schedule D hereto.  No state regulatory, administrative or judicial authority has issued any order preventing the sale of the Securities in such jurisdiction or suspended the use of the Prospectus or instituted proceedings for that purpose.

(oo)        Compliance with Government Regulations.  The Company’s disclosure in the Prospectus with respect to the status of its products under the rules and regulations of the United States Food and Drug Administration (“FDA”), the Federal Trade Commission (“FTC”), Canada’s Medical Devices Bureau of the Therapeutic Products Directorate (“MDB”) and the Health Products and Food Branch Inspectorate of Health Canada, including the FDA’s Federal Food, Drug and Cosmetic Act, the FTC’s Federal Trade Commission Act and the MDB’s Medical Devices Regulations, is accurate and complete in all material respects.

(pp)        Compliance with GMP Regulations. The Company’s disclosure in the Prospectus with respect to the compliance of the Company and its principle suppliers with GMP (as defined in the Prospectus) is accurate and complete in all material respects.

Any certificate signed by an officer of the Company and delivered to the Representative or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 5 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

Section 2.  Purchase, Sale and Delivery of the Securities.

(a)           The Firm Shares and Firm Warrants.  Upon the terms herein set forth, the Company agrees to issue and sell the Firm Shares and the Firm Warrants to the Underwriters. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters, severally and not jointly, agree to purchase, at a price of $4.675 per Share (which price reflects an Underwriter’s discount of 6.5%), the Firm Shares and Firm Warrants from the Company.

(b)           The First Closing Date.  Delivery of the Firm Shares to be purchased by the Underwriters and payment therefor shall be made at 10:00 a.m. New York time on February 22, 2010, or such other time and date as the Representative shall designate by notice to the Company (the time and date of such closing are called the “First Closing Date”). The Company hereby acknowledges that circumstances under which the Representative may provide notice to postpone the First Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company or the Representative to recirculate to the public copies of an amended or supplemented Prospectus or Disclosure Package or a delay as contemplated by the provisions of Section 10.

(c)           The Option Shares and Warrants; Each Subsequent Closing Date.  In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the Underwriters to purchase severally, not jointly, the Option Shares and the Option Warrants from the Company at the same purchase price to be paid by the Underwriters for the Firm Shares and the Firm Warrants solely to cover over allotments. The option granted hereunder may be exercised at any time and from time to time upon notice by the Representative to the Company, which notice may be given at any time within 45 days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Option Shares and Option Warrants as to which the Underwriters are exercising the option; (ii) the names and denominations in which the Option Shares and Option Warrants are to be registered; and (iii) the time, date and place at which such Option Shares and Option Warrants will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in such case the term “First Closing Date” shall refer to the time and date of delivery of the Securities). Each time and date of delivery, if subsequent to the First Closing Date, is called the “Subsequent Closing Date” and shall be determined by the Representative and shall not be earlier than two nor later than five full business days after delivery of such notice of exercise. The Representative may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

(d)           Public Offering of the Securities.  The Representative hereby advises the Company that it intends to offer for sale to the public, as described in the Prospectus, the Firm Shares and Firm Warrants as soon after this Agreement has been executed and the Registration Statement has been declared effective as the Representative, in its sole judgment, has determined is advisable and practicable.

(e)           Payment for the Shares and Warrants.  Payment for the Shares and Warrants to be sold by the Company shall be made at the First Closing Date (and, if applicable, at any Subsequent Closing Date) by wire transfer of immediately available funds to the order of the Company.

It is understood that the Representative has been authorized, for its own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Shares and Warrants the Underwriters have agreed to purchase.  The Representative, individually and not as the Representative of the Underwriters, may (but shall not be obligated to) make payment for any Shares or Warrants to be purchased by any Underwriter whose funds shall not have been received by the Representative by the First Closing Date or any Subsequent Closing Date, as the case maybe, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

(f)           Delivery of the Shares and Warrants.  Delivery of the Shares shall be made through the facilities of The Depository Trust Company unless the Representative shall otherwise instruct. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.  Delivery of the Warrants shall be made directly by the Company.

(g)           Delivery of Prospectus to the Underwriter.  As soon as practicable, but not later than 10:00 a.m. New York Time on the second business day following the date the Shares and Warrants are first released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Representative shall request.

(h)           Representative’s Warrants.  In addition to the sums payable to the Underwriters as provided elsewhere herein, the Representative shall be entitled to receive at the closing occurring on the First Closing Date, as additional compensation for its services, warrants for the purchase of 29,160 shares of Common Stock at a price of $6.25 per share (the “Representative’s Warrants”), upon the terms and subject to adjustment and conversion as described in the form of Representative’s Warrants filed as an exhibit to the Registration Statement.

Section 3.  Covenants of the Company.

The Company covenants and agrees with the Underwriter as follows:

(a)           Representative’s Review of Proposed Amendments and Supplements.  During the period beginning at the Initial Sale Time and ending on the later of the First Closing Date or such date as, in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or any dealer, including under circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement or the Prospectus, including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act, the Company shall furnish to the Representative for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Representative reasonably objects.

(b)           Securities Act Compliance.  After the date of this Agreement, the Company shall promptly advise the Representative in writing (i) when the Registration Statement, if not effective at the Execution Time, shall have become effective; (ii) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission or any regulatory or administrative authority in a state where the Underwriters propose to offer and sell the Securities; (iii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus or the Prospectus; (iv) of the time and date that any post-effective amendment to the Registration Statement becomes effective; and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order or notice preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate the Common Stock from being quoted on the OTCBB or from being listed on any securities exchange upon which it is listed for trading, or of the threatening or initiation of any proceedings for any of such purposes. The Company shall use its best efforts to prevent the issuance of any such stop order or prevention or suspension of such use. If the Commission shall enter any such stop order or order or notice of prevention or suspension at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment, or will file a new registration statement and use its best efforts to have such new registration statement declared effective as soon as practicable. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 430A, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder, and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

(c)           Exchange Act Compliance.  During the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

(d)           Amendments and Supplements to the Registration Statement, Prospectus and Other Securities Act Matters.  If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made, as the case may be, not misleading, or if it shall be necessary to amend or supplement the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, in order to make the statements therein, in the light of the circumstances under which they were made, as the case may be, not misleading, or if in the opinion of the Representative it is otherwise necessary to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, or to file a new registration statement containing the Prospectus, in order to comply with law, including in connection with the delivery of the Prospectus, the Company agrees to (i) notify the Representative of any such event or condition (unless such event or condition was previously brought to the Company’s attention by the Representative during the Prospectus Delivery Period) and (ii) promptly prepare (subject to Sections 3(a) and 3(e) hereof), file with the Commission (and use its best efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus, or any new registration statement, necessary in order to make the statements in the Disclosure Package or the Prospectus as so amended or supplemented, in the light of the circumstances under which they were made, as the case may be, not misleading or so that the Registration Statement, the Disclosure Package or the Prospectus, as amended or supplemented, will comply with applicable law.  (e)Permitted Free Writing Prospectuses.  The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representative, it will not make, any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of the Representative hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule B hereto. Any such free writing prospectus consented to by the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(f)           Copies of any Amendments and Supplements to the Prospectus.  The Company agrees to furnish the Representative, without charge, during the Prospectus Delivery Period, as many copies of each of the Preliminary Prospectus, the Prospectus and the Disclosure Package and any amendments and supplements thereto (including any documents incorporated or deemed incorporated by reference therein) as the Representative may reasonably request.

(g)           Blue Sky Compliance.   The Company shall retain Underwriters’ counsel as the Company’s “Blue Sky Counsel” in connection with the qualification or registration of the Securities for sale under (or obtain exemptions from the application of) the state securities or blue sky laws of those jurisdictions designated by the Representative, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representative promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment. The Company will, from time to time, prepare and file such statements, reports, certificates, notices and other forms and documents as are or may be required to continue such qualifications in effect for so long as the Representative may request for the distribution of the Securities.  In addition, within seven (7) business days of the Effective Date, the Company shall be included in Standard & Poor’s Market Access Program and shall maintain such inclusion for a period of not less than three (3) years.

(h)           Use of Proceeds.  The Company shall apply the net proceeds from the sale of the Securities sold by it in the manner described under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus.

(i)           Transfer Agent.  The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

 (j)           Earnings Statement.  As soon as practicable and in any event no later than 15 months after the effective date of the Registration Statement, the Company will make generally available to its security holders and to the Representative an earnings statement (which need not be audited) covering a period of at least twelve months beginning after the effective date of the Registration Statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(k)           Periodic Reporting Obligations.  During the Prospectus Delivery Period the Company shall file, on a timely basis, with the Commission all reports and documents required to be filed under the Exchange Act. Additionally, the Company shall report the use of proceeds from the issuance of the Securities as may be required under Rule 463 under the Securities Act.

(l)           Company to Provide Interim Financial Statements.  Prior to the First Closing Date and, if applicable, each Subsequent Closing Date, the Company will furnish the Representative, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

(m)           Quotation.  The Company will take all action required or necessary to cause the Common Stock to be listed on the NASDAQ Global Market or NASDAQ Capital Market as of the Effective Date.

(n)           Agreement Not to Offer or Sell Additional Securities. During the period commencing on the date hereof and ending on the 90th day following the date of the Prospectus, the Company will not, without the prior written consent of the Representative (which consent may be withheld in the Representative’s sole and absolute discretion), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act (except as contemplated by the Prospectus) in respect of, any shares of Common Stock, options or warrants to acquire shares of the Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock (other than as contemplated by this Agreement with respect to the Securities); provided, however, that the Company may issue shares of its Common Stock or options to purchase its Common Stock, or shares of Common Stock upon exercise of options, in each case, pursuant to any stock option, stock bonus or other stock plan, arrangement or contractual obligation described in the Prospectus.

(o)           Future Reports to the Representative.  During the five year period from and after the date hereof the Company will furnish, if not otherwise available on IDEA (EDGAR), to the Representative at 1251 Avenue of the Americas, 20th Floor, New York, New York 10020, Attention:  Syndicate Department:  (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent registered public accounting firm; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, FINRA or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock.

(p)           Investment Limitation.  The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Securities in such a manner as would require the Company to register as an investment company under the Investment Company Act.

(q)           No Manipulation of Price.  The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(r)           Lock-up Agreements in Connection with this Offering.  The Company has caused each and all of its officers and directors and 5% shareholders to furnish to the Underwriters, on or prior to the date of this Agreement, a letter or letters, in form and substance satisfactory to the Representative (“Lock-Up Agreements”), pursuant to which each such person has agreed not to offer, sell, sell short or otherwise dispose of any shares of Common Stock or other capital stock of the Company, or any other securities convertible, exchangeable or exercisable for Common Stock or derivatives of Common Stock owned by such person, directly or indirectly, or request the registration for the offer or sale of any of the foregoing (or as to which such person has the right to direct the disposition) for a period of 180 days after the date of this Agreement, except with the prior written consent of the Representative.

(s)           Existing Lock-Up Agreements.  Except as described in the Prospectus, there are no existing agreements between the Company and its security holders that prohibit the sale, transfer, assignment, pledge or hypothecation of any of the Company’s securities. The Company will direct the transfer agent to place stop transfer restrictions upon the securities of the Company that are bound by such “lock-up” agreements for the duration of the periods contemplated therein.

Section 4.  Payment of Expenses.

(a)           The Representative shall be entitled to payment from the Company of a non-accountable expense allowance equal to one half of one percent (0.50%) of the aggregate initial public offering price of the Firm Shares and Firm Warrants (but not the Option Shares and Option Warra
nts) purchased by the Underwriters, of which $50,000 has been previously paid. The Representative shall be entitled to withhold this allowance on the Closing Date related to the purchase of the Firm Shares and firm Warrants.

(b)           In addition to the payment described in Paragraph (a) of this Section 4, the Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs, if any); (ii) all fees and expenses of the registrar and transfer agent of the Common Stock; (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Underwriters; (iv) all fees and expenses of the Company’s counsel, independent registered public accounting firm and other advisors; (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, each Preliminary Prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement; (vi) all filing fees, attorneys’ fees (including Blue Sky Counsel fees) and expenses incurred in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the state securities or blue sky laws, and, if requested by the Representative, preparing and printing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions; (vii) the filing fees incident to FINRA’s review and approval of the Underwriters’ participation in the offering and distribution of the Securities; (viii) the fees and expenses associated with having the Common Stock listed; (ix) all other fees, costs and expenses referred to in Item 13 of Part II of the Registration Statement; (x) all fees, expenses and disbursements relating to background checks of the Company’s officers and directors in an amount not to exceed $3,500 in the aggregate; (xi) the costs associated with post-Closing advertising the Offering in the national editions of the Wall Street Journal and New York Times; (xii) the costs associated with bound volumes of the public offering materials as well as commemorative mementos and lucite tombstones, each of which the Company or its designee will provide within a reasonable time after the Closing in such quantities as Rodman may reasonably request; (xiii) the $16,000 cost associated with Rodman’s use of i-Deal’s book-building, prospectus tracking and compliance software for the Offering; and (xiv) up to $10,000 of Rodman’s actual accountable “road show” expenses. Provided, however, the Company’s responsibility for the fees and expenses set forth in Section 4(a) and in Section 4(b)(x), (xi), (xii), (xiii) and (xiv) shall in no event exceed the sum of $100,000 in the aggregate. Except as provided in this Section 4, Section 6, Section 8 and Section 9 hereof, each Underwriter shall pay its own expenses, including the fees and disbursements of its counsel.

Section 5.  Conditions of the Obligations of the Underwriters.  The obligations of the Underwriters to purchase and pay for the Firm Shares and the Firm Warrants as provided herein on the First Closing Date and, with respect to the Option Shares and the Option Warrants, each Subsequent Closing Date, shall be subject to (i) the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the First Closing Date and each Subsequent Closing Date as though then made; (ii) the timely performance by the Company of its covenants and other obligations hereunder; and (iii) each of the following additional conditions:

(a)           Accountants’ Comfort Letter.  On the date hereof, the Representative shall have received from Ernst & Young LLP, independent registered public accounting firm of the Company, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(b)           Effectiveness of Registration Statement; Compliance with Registration Requirements; No Stop Order.  For the period from and after effectiveness of this Agreement and prior to the First Closing Date and, with respect to the Option Shares and Option Warrants, any Subsequent Closing Date:

(i)           the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective; and

(ii)           no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission.

(c)           No Material Adverse Change.  For the period from and after the date of this Agreement and prior to the First Closing Date and, with respect to the Option Shares and Option Warrants, each Subsequent Closing Date, in the judgment of the Representative there shall not have occurred any Material Adverse Change.

(d)           Opinion of Counsel for the Company.  On each of the First Closing Date and each Subsequent Closing Date, the Underwriters shall have received the opinion of Hedger & Hedger, counsel for the Company, dated as of the First Closing Date or the Subsequent Closing Date, as applicable, substantially in the form attached as Exhibit A.

With respect to factual matters, counsel for the Company may rely on (i) certificates issued by governmental agencies; (ii) certificates executed and delivered by an executive officer of the Company; and (iii) the representations and warranties of the Company as set forth herein, provided that such counsel shall not have actual knowledge that any information or statements set forth in such certificates or any representations and warranties contained herein are untrue, inaccurate, wrong or misleading and such counsel shall specifically state that they believe that the Underwriters and Underwriters’ counsel may rely on the same.

In addition to the matters set forth above, the opinion of Hedger & Hedger shall also state that such counsel has participated in conferences with officers and other representatives of the Company, the Representative and representatives of the Company’s independent registered public accounting firm, at which conferences the contents of the Registration Statement, the Prospectus and the Disclosure Package and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, on the basis of the foregoing, no facts have come to the attention of such counsel which lead such counsel to believe that (i) the Registration Statement at the time it became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) that the Prospectus as amended or supplemented (except with respect to the financial statements and notes thereto and other financial data, as to which such counsel need make no statement) on the date thereof, the Closing Date or any Option Closing Date, as the case may be; or (iii) the Disclosure Package as of the Initial Sale Time contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief as to the financial statements and notes thereto and other financial data derived therefrom included in the Registration Statement, the Prospectus or the Disclosure Package.

(e)           Opinion of Counsel for the Underwriters.  On each of the First Closing Date and each Subsequent Closing Date, the Underwriters shall have received the opinion of Morse Zelnick Rose & Lander LLP, counsel for the Underwriters, dated as of the First Closing Date or the Subsequent Closing Date, as applicable, in substance and form satisfactory to the Representative.

(f)           Officers’ Certificate.  On each of the First Closing Date and each Subsequent Closing Date, the Underwriters shall have received a written certificate, in form and substance satisfactory to the Representative, executed by the Chairman of the Board, Chief Executive Officer or President of the Company, on the one hand, and the Chief Financial Officer or Chief Accounting Officer of the Company, on the other hand, dated as of such Closing Date, to the effect that the signers of such certificate have reviewed the Registration Statement, the Prospectus and any amendment or supplement thereto, any Issuer Free Writing Prospectus and any amendment or supplement thereto and this Agreement, to the effect set forth in subsection (b)(ii) of this Section 5, and further to the effect that:

(i)           for the period from and after the date of this Agreement and prior to such Closing Date, there has not occurred any Material Adverse Change;

(ii)           the representations, warranties and covenants of the Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and

(iii)           the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

(g)           Chief Financial Officer’s Certificate.  On each of the First Closing Date and each Subsequent Closing Date, the Underwriters shall have received a written certificate, in form and substance satisfactory to the Representative, executed by the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of such Closing Date, confirming the capitalization of the Company and verifying that all required income taxes have been paid, tax returns filed and any such other customary matters as the Representative shall deem reasonably appropriate.

(h)           Secretary’s Certificate.  On each of the First Closing Date and each Subsequent Closing Date, the Underwriters shall have received a written certificate, in form and substance satisfactory to the Representative, executed by the Secretary of the Company, dated as of such Closing Date, with respect to such customary matters as the Representative shall deem reasonably appropriate.

(i)           Bring-down Comfort Letter.  On each of the First Closing Date and each Subsequent Closing Date, the Underwriters shall have received from Ernst & Young LLP, independent public or certified public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representative, to the effect that it reaffirms the statements made in the letter furnished by it pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or Subsequent Closing Date, as the case may be.

(j)           Lock-Up Agreement from Officers, Directors and 5% Shareholders of the Company.  On or prior to the date hereof, the Company shall have furnished to the Representative an agreement in the form of Exhibit B hereto from each officer and director of the Company, and any person who beneficially owns 5% or more of the outstanding shares of capital stock of the Company and such agreement shall be in full force and effect on each of the First Closing Date and each Subsequent Closing Date.

(k)           The Shares shall have been listed on the NASDAQ Global Market or NASDAQ Capital Market.

(l)           Additional Documents.  On or before each of the First Closing Date and each Subsequent Closing Date, the Representative and counsel for the Underwriters shall have received such information, documents, certificates and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

(m)          Right of First Refusal.  Company has granted to the Underwriter a right of first refusal to conduct future offerings for the Company during the six months following the date of the prospectus.  The compensation value for this right of first refusal shall be 1% of the offering proceeds.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by notice to the Company at any time on or prior to the First Closing Date and, with respect to the Option Shares and Option Warrants, at any time prior to each Subsequent Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination.

Section 6.  Reimbursement of Underwriters’ Expenses.  If this Agreement is terminated by the Representative pursuant to Section 5, Section 10, or Section 11, or by the Company pursuant to Section 7, or if the sale to the Underwriters of the Securities on the First Closing Date or Subsequent Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Underwriters upon demand for all out-of-pocket accountable expenses that shall have been actually incurred by the Underwriters in connection with the proposed offering of the Securities, provided, however, the Company’s responsibility for the foregoing fees and expenses shall in no event exceed the sum of $75,000.

Section 7.  Effectiveness of this Agreement.  This Agreement shall not become effective until the later of (i) the execution of this Agreement by the parties hereto and (ii) notification (including by way of oral notification from the reviewer at the Commission) by the Commission to the Company of the effectiveness of the Registration Statement under the Securities Act; provided that Sections 4, 6, 8 and 9 shall at all times be effective.

Prior to such effectiveness, this Agreement may be terminated by any party by notice to each of the other parties hereto, and any such termination shall be without liability on the part of (a) the Company to any Underwriter, except that (solely in the case where the Company has terminated this Agreement pursuant to this Section 7) the Company shall be obligated to reimburse the expenses of the Underwriters pursuant to Sections 4 and 6 hereof, or (b) any Underwriter to the Company except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

Section 8.  Indemnification.

(a)           Indemnification of the Underwriters.

The Company agrees to indemnify and hold harmless each Underwriter, its respective officers and employees, and each person, if any, who controls such Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A, Rule 430B and Rule 430C under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; or (iv) in whole or in part upon any failure of the Company to perform its obligations hereunder or under law; or (v) upon any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Common Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) or (ii) above, provided that the Company shall not be liable under this clause (v) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by an Underwriter through its gross negligence or willful misconduct; and to reimburse the Underwriters and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Underwriters) as such expenses are reasonably incurred by the Underwriters or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representative expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto).  The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

(b)           Indemnification of the Company, its Directors and Officers.  Each Underwriter agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer, or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Representative expressly for use therein; and to reimburse the Company, or any such director, officer, or controlling person for all expenses reasonably incurred by the Company (including attorneys fees), or any such director, officer, or controlling person, in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Representative has furnished to the Company expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) are the statements in the table in the first paragraph, in the third and fourth paragraphs (relating to concessions, reallowances and confirmations) and in the sixth and seventh paragraphs (relating to stabilization and market making activities) under the caption “Underwriting” in the Preliminary Prospectus. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that the Underwriters may otherwise have.

(c)           Notifications and Other Indemnification Procedures.  Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure.  In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel), approved by the indemnifying party (the Representative in the case of Section 8(b) and Section 9), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d)           Settlements.  The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

Section 9.  Contribution.  If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying parties on the one hand, and the indemnified parties, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying parties, on the one hand, and the indemnified parties, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the indemnifying parties, on the one hand, and the indemnified parties, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the indemnifying parties, and the total underwriting discount received by the indemnified parties, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on such cover. The relative fault of the indemnifying parties, on the one hand, and the indemnified parties, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by indemnifying parties, on the one hand, or the indemnified parties, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.  The provisions set forth in Section 8(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(c) for purposes of indemnification.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters was treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 9, each officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as an Underwriter; and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

Section 10.  Default of One or More of the Several Underwriters.  If, on the First Closing Date or each Subsequent Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate number of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Securities to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Firm Shares and firm Warrants set forth opposite their respective names on Schedule A bears to the aggregate number of Firm Shares and Firm Warrants set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representative with the consent of the non-defaulting Underwriters, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date.  If, on the First Closing Date or each Subsequent Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Securities and the aggregate number of Securities with respect to which such default occurs exceeds 10% of the aggregate number of Securities to be purchased on such date, and arrangements satisfactory to the Representative and the Company for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination.  In any such case either the Representative or the Company shall have the right to postpone the First Closing Date or each Subsequent Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

Section 11.  Termination of this Agreement.  Prior to the First Closing Date and, with respect to the Option Shares and Option Warrants, each Subsequent Closing Date, whether before or after notification by the Commission to the Company of the effectiveness of the Registration Statement under the Securities Act, this Agreement may be terminated by the Representative by notice given to the Company if at any time (i) trading in any of the Company’s securities shall have been suspended or limited by the Commission or by the NASDAQ Stock Market, Inc. or trading in securities generally on either the NASDAQ Stock Market, Inc. or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or FINRA; (ii) a general banking moratorium shall have been declared by any of federal or State of New York authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions that, in the judgment of the Representative is material and adverse and makes it impracticable to market the Securities in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities or (iv) in the judgment of the Representative there shall have occurred any Material Adverse Change (regardless of whether any loss associated with such Material Adverse Change shall have been insured). Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Company to the Underwriters, except that the Company shall be obligated to reimburse the actual out-of-pocket accountable expenses of the Underwriters pursuant to Sections 4 and 6 hereof, (b) any Underwriter to the Company or (c) of any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

Section 12.  No Advisory or Fiduciary Responsibility.  The Company acknowledges and agrees that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) no Underwriter has provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against any Underwriter with respect to any breach or alleged breach of agency or fiduciary duty.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and any Underwriter with respect to the subject matter hereof.

Section 13.  Representations and Indemnities to Survive Delivery.  The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers, and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

Section 14.  Notices.  All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Underwriters:

Rodman & Renshaw, LLC
1251 Avenue of the Americas, 20th Floor
New York, New York 10020
Facsimile:  (212) 430-1799
Attention:  Syndicate Department

with a copy to:

Morse Zelnick Rose & Lander LLP
405 Park Avenue, Suite 1401
New York, New York 10022
Facsimile:  (212) 838-9190
Attention:  Kenneth S. Rose

If to the Company:

Derma Sciences, Inc.
214 Carnegie Center, Suite 300
Princeton, New Jersey 08540
Facsimile:  (609) 514-8554
Attention:  Chief Executive Officer

with a copy to:

Hedger & Hedger
2 Fox Chase Drive
P.O. Box 915
Hershey, Pennsylvania 17033
Facsimile:  (717) 534-9813
Attention:  Raymond C. Hedger, Jr., Esq.

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 15.  Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 and Section 9, and in each case their respective successors, and personal representatives and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Securities as such from any of the Underwriters merely by reason of such purchase.

Section 16.  Partial Unenforceability.  The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 17.  Governing Law Provisions.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

Section 18.  Consent to Jurisdiction.  Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in New York, New York or the courts of New York in each case located in New York, New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

Section 19.  General Provisions.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.  The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any Preliminary Prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

The respective indemnities, contribution agreements, representations, warranties and other statements of the Company and the Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or employees of any Underwriter, any person controlling any Underwriter, the Company, the officers or employees of the Company, or any person controlling the Company; (ii) acceptance of the Securities and payment for them hereunder; and (iii) termination of this Agreement.

Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Underwriters, the Underwriters’ officers and employees, any controlling persons referred to herein, the Company’s directors and the Company’s officers who sign the Registration Statement and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any Securities from any Underwriter merely because of such purchase.

This Underwriting Agreement may be executed in counterparts (including facsimile or ..pdf counterparts), each of which shall be deemed an original but all of which together shall constitute one and the same instrument

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

DERMA SCIENCES, INC.

By:

Name:  Edward J. Quilty
Title: President and Chief Executive Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representative, for itself and on behalf of the several Underwriters, as of the date first above written.

RODMAN & RENSHAW, LLC

Acting as Representative of the several Underwriters named in the attached Schedule A.

By:  ___________________________________
Name:
Title:

SCHEDULE A

Underwriters	Number of Firm Shares to be Purchased	Number of Firm Warrants to be Purchased

Rodman & Renshaw, LLC	972,000	324,000

Total	972,000	324,000

SCH. A-1

SCHEDULE B

Issuer Free Writing Prospectus

None.

SCH. B-1

SCHEDULE C

Pricing Terms

Price per Share and Warrant to public:	$5.00
Underwriting discounts and commissions per Share and Warrant:	$0.325
Offering proceeds to the Company, before expenses:	$4,544,100

Closing Date:  February 22, 2010

SCH. C-1

SCHEDULE D

States in which Offering has been Qualified

The offering is qualified in all 50 states based on the federal pre-emption statute, since the Company is listed on the NASDAQ Capital Market.

SCH. D-1

EXHIBIT A

OPINION OF COUNSEL FOR THE COMPANY
TO BE DELIVERED PURSUANT TO SECTION 5(d)
OF THE UNDERWRITING AGREEMENT

(i)           The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Pennsylvania.

(ii)           The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement.

(iii)           The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.

(iv)           To the best of counsel’s knowledge, the Company does not own an equity interest in any other entity.

(v)           The Company has authorized and outstanding capital stock as set forth under the caption “Capitalization” in the Prospectus and the Disclosure Package; the outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable and, to the best of counsel’s knowledge, have been issued in compliance with the registration and qualification requirements of federal and state securities laws; the Shares and Warrants to be sold by the Company, including the shares underlying the Warrants, have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement and the Warrants, will be validly issued, fully paid and non-assessable; all of the securities of the Company conform to the description thereof contained in the Prospectus and the Disclosure Package; the certificates for the Common Stock are in due and proper form under Pennsylvania law and comply in all material respects with the requirements of the NASDAQ Stock Market, Inc.; no preemptive rights of stockholders exist with respect to any of the Common Stock or the issuance or sale thereof pursuant to any applicable statute or the provisions of the Company’s Certificate of Incorporation or Bylaws or, to the best of counsel’s knowledge, pursuant to any contractual obligation.

(vi)           Except as described in or contemplated by the Prospectus and the Disclosure Package, to the knowledge of such counsel (a) there are no outstanding securities of the Company convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and (b) there are no outstanding or authorized options, warrants or rights of any character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such stock; and except as described in the Prospectus and the Disclosure Package, to the knowledge of such counsel, no holder of any securities of the Company or any other person has the right, contractual or otherwise, which has not been satisfied or effectively waived, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Shares or the right to have any Common Stock or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Securities Act of any shares of Common Stock or other securities of the Company.

EXH. A-1

(vii)        No stockholder of the Company or any other person has any preemptive right, right of first refusal or other similar right to subscribe for or purchase securities of the Company arising (i) by operation of the Certificate of Incorporation or Bylaws of the Company or the Business Corporation Law of the State of Pennsylvania or (ii) to the best of counsel’s knowledge, otherwise.

(viii)       The Company has all necessary material licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state or local law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons (including federal, state and local regulators), required to conduct their respective businesses, as described in both the Prospectus and the Disclosure Package; the Company is not in violation of, in default under, nor has it received any notice regarding a possible violation, default or revocation of any such material license, authorization, consent or approval or any federal, state, local or foreign law, regulation or decree, order or judgment applicable to the Company.

(ix)           The Underwriting Agreement has been duly authorized, executed and delivered by the Company as contemplated in the Registration Statement, the Prospectus and the Disclosure Package. The Underwriting Agreement constitutes a legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(x)           The Common Stock to be purchased by the Underwriter from the Company, including the Option Shares, has been duly authorized and reserved for issuance and sale pursuant to the Underwriting Agreement and, when so issued and delivered by the Company, will be validly issued, fully paid and nonassessable.

(xi)           The Registration Statement and the Rule 462(b) Registration Statement, if any, has been declared effective by the Commission under the Securities Act. To the best of counsel’s knowledge, no stop order suspending the effectiveness of either of the Registration Statement or the Rule 462(b) Registration Statement, if any, has been issued under the Securities Act, and no proceedings for such purpose have been instituted or are pending or are contemplated or threatened by the Commission. Any required filing of the Disclosure Package and the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule 424(b).

EXH. A-2

(xii)         The Underwriter’s Warrants have been duly authorized by the Company. When duly executed, issued and delivered by the Company as contemplated in this Agreement and the Registration Statement, the Prospectus and the Disclosure Package, the Underwriter’s Warrants will constitute the legally binding obligation of the Company, enforceable against the Company in accordance with their terms subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.  The shares of Common Stock issuable upon exercise of the Underwriter’s Warrants have been duly authorized and reserved for issuance and sale and when so issued and delivered by the Company, will be validly issued, fully paid and non-assessable.

(xiii)         The Registration Statement has become effective under the Securities Act and, to the best of the knowledge of such counsel, no stop order proceedings with respect thereto have been instituted or are pending or threatened under the Securities Act.

(xiv)         The Registration Statement, including any Rule 462(b) Registration Statement, the Prospectus, and each amendment or supplement to the Registration Statement and the Prospectus, and each document deemed to be part of the Disclosure Package, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or in exhibits to or excluded from the Registration Statement, as to which no opinion need be rendered), comply as to form in all material respects with the applicable requirements of the Securities Act; such counsel does not know of any contracts or documents required to be filed as exhibits to the Registration Statement or described or summarized in the Registration Statement, the Prospectus and the Disclosure Package, which have not been so filed, summarized or described as required, and all such summaries and descriptions, in all material respects, fairly and accurately set forth the material provisions of such contracts and documents.

(xv)         The Shares and the shares underlying the Underwriter’s Warrants have been approved for listing on the NASDAQ Global Market or the NASDAQ Capital Market.

(xvi)        The statements (i) in each of the Disclosure Package and the Prospectus under the captions “Related Party Transactions,” “Description of Securities” and “Shares Eligible for Future Sale,” (ii) under the caption “Indemnification of Officers and Directors” in Item 14 of the Registration Statement, and (iii) under the caption “Recent Sales of Unregistered Securities” in Item 15 of the Registration Statement, insofar as such statements constitute matters of law, legal conclusions or summaries of legal matters or documents or the Company’s Certificate of Incorporation or Bylaw provisions, have been reviewed by us and fairly present and summarize, in all material respects, the matters referred to therein.

(xvii)       Except as described in or contemplated by the Registration Statement, the Prospectus and the Disclosure Package, there are no material actions, suits or proceedings, inquiries, or investigations pending or, to the best of such counsel’s knowledge, threatened against the Company or any of its respective officers and directors or to which the properties, assets or rights of any such entity are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency which are required to be described in the Registration Statement, the Prospectus or the Disclosure Package but are not so described.

EXH. A-3

(xviii)      To the best of such counsel’s knowledge, the Company each owns or possesses adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively “Intangibles”) necessary to entitle the Company to conduct its business as described in both the Prospectus and the Disclosure Package, and the Company has not received notice of infringement of or conflict with (and knows of no such infringement of or conflict with) asserted rights of others with respect to any Intangibles which could materially and adversely affect the business, prospects, properties, assets, results of operations or condition (financial or otherwise) of the Company.

(xix)         No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency, is required for the Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated thereby and by the Prospectus, except as required under the Securities Act, the applicable laws of any foreign jurisdiction, applicable state securities or blue sky laws and from FINRA.

(xx)          The execution and delivery of this Agreement by the Company and the performance by the Company of its obligations thereunder (other than performance by the Company of its obligations under the indemnification section of this Agreement, as to which we express no opinion) (i) have been duly authorized by all necessary corporate action on the part of the Company; (ii) will not result in any violation of the provisions of the charter or bylaws of the Company; (iii) will not (A) constitute a breach of, or Default under any Existing Instrument, or (B) result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, in the case of each of clauses (A) and (B), any Existing Instrument filed as an exhibit to the Registration Statement or, to the best of counsel’s knowledge, any other material Existing Instrument; or (iv) to the best of counsel’s knowledge, will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company.

(xxi)         The Company is not, and after receipt of payment for the Securities and the application of the proceeds thereof as contemplated under the caption “Use of Proceeds” in the Prospectus and in the Disclosure Package will not be, an “investment company” within the meaning of the Investment Company Act.

(xxii)        To the best of counsel’s knowledge, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

(xxiii)       To the best of counsel’s knowledge, the Company is not in violation of its Certificate of Incorporation or Bylaws or any law, administrative regulation or administrative or court decree applicable to the Company or is in Default in the performance or observance of any obligation, agreement, covenant or condition contained in any material Existing Instrument, except in each such case for such violations or Defaults as would not, individually or in the aggregate, result in a Material Adverse Change.

EXH. A-4

(xxiv)  To the best of counsel’s knowledge, there are no claims for commissions, finder’s fees or any other payment in connection with or contingent upon the closing of transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Company, except as described herein.

(xxv)  To the best of counsel’s knowledge, the Company’s disclosure in the Prospectus with respect to the status of its products under the rules and regulations of the United States Food and Drug Administration (“FDA”), the Federal Trade Commission (“FTC”), Canada’s Medical Devices Bureau of the Therapeutic Products Directorate (“MDB”) and the Health Products and Food Branch Inspectorate of Health Canada, including the FDA’s Federal Food, Drug and Cosmetic Act, the FTC’s Federal Trade Commission Act and the MDB’s Medical Devices Regulations, is accurate and complete in all material respects.

(xxvi)  To the best of counsel’s knowledge, the Company’s disclosure in the Prospectus with respect to the compliance of the Company and its principal suppliers with GMP (as defined in the Prospectus) is accurate and complete in all material respects.

EXH. A-5

EXHIBIT B

LOCK-UP AGREEMENT

_________________, 2010

Rodman & Renshaw, LLP
1251 Avenue of the Americas
New York, NY  10020

Re:  Derma Sciences, Inc. (the “Company”)

Ladies and Gentlemen:

The undersigned owns of record or beneficially certain shares of common stock, par value $0.01 per share (“Common Stock”), of the Company or securities convertible into or exchangeable or exercisable for Common Stock.

This letter is being delivered to you in connection with a follow-on public offering of Common Stock and warrants (the “Offering”) for which you will act as underwriter.  The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company by, among other things, raising additional capital for the Company’s operations.  The undersigned acknowledges that you are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering.

In consideration of the foregoing, and as a condition of the closing of the Offering, the undersigned hereby agrees that the undersigned will not (and will cause any spouse or minor child or immediate family member of the spouse or the undersigned living in the undersigned’s household not to), without your prior written consent, directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, or otherwise dispose of any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned (or such spouse or minor child or family member) (collectively, the “Undersigned’s Shares”), or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing though the date that is one hundred eighty (180) days from the closing date of the Offering.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

EXH. B-1

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree in writing to be bound by the restrictions set forth herein; or (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees in writing to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value. For purposes of the foregoing, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

Printed Name of Holder

Signature of Holder

EXH. B-2